EXHIBIT 4.7(vi)



                                                Execution Version













                      U.S. AGGREGATES, INC.




             AMENDMENT NO. 4 TO AMENDED AND RESTATED
               NOTE AND WARRANT PURCHASE AGREEMENT


              AMENDMENT NO. 1 TO WARRANT AGREEMENT




                   Dated as of April 18, 2001










   $30,000,000 Senior Subordinated Notes Due November 22, 2006
                               and
   $15,000,000 Senior Subordinated Notes Due November 22, 2008
                               and
      $900,000 Senior Subordinated Note Due April 18, 2002

                      U.S. AGGREGATES, INC.


   $30,000,000 Senior Subordinated Notes Due November 22, 2006
                               and
   $15,000,000 Senior Subordinated Notes Due November 22, 2008
                               and
      $900,000 Senior Subordinated Note Due April 18, 2002


             AMENDMENT NO. 4 TO AMENDED AND RESTATED
               NOTE AND WARRANT PURCHASE AGREEMENT


              AMENDMENT NO. 1 TO WARRANT AGREEMENT


                                             As of April 18, 2001

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

Ladies and Gentlemen:

     U.S. AGGREGATES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), agrees with you as follows:


1.   PRIOR AMENDMENT AND ISSUANCE OF NOTES.

     The Company has entered into an Amendment No. 1 to Amended and Restated Note and Warrant Purchase Agreement, dated as of April 14, 1999; an Amendment No. 2 to Amended and Restated Note and Warrant Purchase Agreement, dated as of August 12, 1999; and Amendment No. 3 to Amended and Restated Note and Warrant Purchase Agreement, dated as of September 29, 2000, pursuant to which certain amendments were made to the Amended and Restated Note and Warrant Purchase Agreement dated as of June 5, 1998 (as in effect immediately prior to giving effect to the amendments provided for by this Agreement, the "Existing Note Purchase Agreement" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Amended Note Purchase Agreement") whereby $30,000,000 aggregate principal amount of Senior Subordinated Notes due November 22, 2006 and $15,000,000 aggregate principal amount of Senior Subordinated Notes due November 22, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Agreement, the "Existing Notes") of the Company have been issued to you and are currently outstanding. The Existing Notes, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, together with the 2001 Note (as defined below), are referred to herein as the "Notes."

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amended Note Purchase
Agreement.

3.   REQUEST FOR CONSENT TO AMENDMENTS; WAIVERS; OVERRIDE.

     3.1. Amendments.

     The Company requests that you consent to the amendments to the Existing Note Purchase Agreement, the Existing Notes and the Existing Warrant Agreement (as defined below) provided for by this Agreement (the "Amendments") and, in consideration of such consent, agrees to issue to you the 2001 Note and the 2001 Warrants (as defined below).

     3.2. Waivers.

     Effective on (and subject to the occurrence of) the Amendment No. 4 Effective Date, the Required Holders hereby waive (the "Waivers") any Event of Default caused by the Company's noncompliance with paragraphs 8A ("Interest Coverage Ratio"), 8B ("Fixed Charge Coverage") and 8C ("Leverage Ratio") of the Existing Note Purchase Agreement, in each case for the fiscal quarters of the Company ended December 31, 2000 and March 31, 2001, and paragraph 8O ("Minimum EBITDA") of the Existing Note Purchase Agreement, for any period ended prior to the date hereof.

     3.3. Override of Certain Provisions of Existing Note Purchase
          Agreement.

     Subject to Section 6.3, the effectiveness of the provisions of the Existing Note Purchase Agreement set forth below (the "Suspended Provisions") is hereby suspended for the period (the "Suspension Period") commencing on the Amendment No. 4 Effective Date (as defined below) and ending on June 29, 2002. The Company shall not be required to comply with the Suspended Provisions during the Suspension Period and you shall have no rights based on the Suspended Provisions during such period. At the conclusion of the Suspension Period, the Company shall again be required to comply with the Suspended Provisions (effective as of the end of the first fiscal quarter of the Company ending after the Suspension Period, regardless of the fact that fiscal quarters and a fiscal year ending within the Suspension Period will be taken into account in determining such compliance), and you shall have the rights specified in the Amended Note Purchase Agreement upon any failure of the Company so to comply. The Suspended Provisions are paragraphs 8A ("Interest Coverage Ratio"), 8B ("Fixed Charge Coverage") and 8C ("Leverage Ratio"). All other provisions of the Amended Note Purchase Agreement shall be in full force and effect during the Suspension Period. Immediately upon the conclusion of the Suspension Period, the amendments to the covenants and definition set forth in Sections 5 and 7 of Part 1 of Exhibit A shall cease to be effective and such covenants and definition, as set forth in the Existing Note Purchase Agreement, shall be in full force and effect.

4.   ISSUANCE OF 2001 NOTE AND 2001 WARRANTS.

     4.1. Issuance of 2001 Note.

     The Company has authorized the issue of its senior subordinated promissory note in the aggregate principal amount of Nine Hundred Thousand Dollars ($900,000), to be dated the date of issue thereof, to mature on the first anniversary of the Amendment No. 4 Effective Date, to bear interest, payable quarterly in arrears, on the unpaid balance thereof until the principal thereof shall have become due and payable at the rate and manner specified therein, and to be in substantially the form of Exhibit A3 to the Amended Note Purchase Agreement (the "2001 Note").

     4.2. Amendment of Existing Warrant Agreement; Issuance of 2001
          Warrants.

          (a) Amendment of Existing Warrant Agreement. The Company and the Purchaser are parties to a Warrant Agreement, dated as of June 5, 1998 (the "Existing Warrant Agreement"). The Existing Warrant Agreement is hereby amended (as so amended, the "Amended Warrant Agreement") by changing the reference to the number of Warrants authorized by the Board of Directors in Recital A to "Seven Hundred Sixty-Seven Thousand Nine Hundred Thirty-Three (767,933)" and is further amended by amending and restating Recital B and by adding a new Recital C, as set forth below:

               B.    The Company and the Purchaser have
          entered into an Amended and Restated Note and
          Warrant Purchase Agreement (as may be amended
          from  time  to  time, the "Note  Agreement"),
          dated  as of even date herewith, pursuant  to
          which  the  Company agreed to sell,  and  the
          Purchaser agreed to purchase, Fifteen Million
          Dollars  ($15,000,000) in aggregate principal
          amount   of   the  Company's  10.09%   Senior
          Subordinated  Notes  due  November  22,  2008
          (together  with the Senior Subordinated  Note
          referred  to in Recital C below, the "Notes")
          and  a  portion  of  the  Warrants,  for   an
          aggregate  consideration of  Fifteen  Million
          Dollars ($15,000,000) in cash.

               C.    The Company and the Purchaser have
          entered  into  Amendment No. 4  to  the  Note
          Agreement,  dated  as  of  April  18,   2001,
          pursuant to which the Purchaser has agreed to
          certain amendments to the Note Agreement  and
          the  Notes, and in consideration thereof, the
          Company   has   issued   a   certain   Senior
          Subordinated Note due April 18, 2002, in the aggregate principal amount of $900,000, to the Purchaser and a portion of the Warrants.

          (b) Issuance of 2001 Warrants. The Company has authorized the issue of an aggregate of Six Hundred Seventy-One Thousand Five Hundred Eighty-Two (671,582) warrants (the "2001 Warrants") to purchase shares of Common Stock of the Company. The 2001 Warrants shall be issued pursuant to the Amended Warrant Agreement and shall be substantially in the form of Attachment A to the Amended Warrant Agreement.

          (c) Registration Rights and Stockholders' Agreement. The Company hereby acknowledges and agrees that the 2001 Warrants shall be "Warrants" (as defined in the Registration Rights Agreement) for all purposes under the Registration Rights Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce you to enter into this Agreement and to consent to the Amendments and Waivers, the Company represents and warrants as follows:

     5.1. Organization and Existence.

     The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement, the 2001 Note and the 2001 Warrants (the 2001 Warrants, together with this Agreement and the 2001 Note, are herein referred to collectively as the "Transaction Documents") and to perform its obligations under the Amended Note Purchase Agreement and the Transaction Documents.

     5.2. Actions Pending.

     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.3. Transaction Documents Authorized; Obligations Enforceable.

          (a) Transaction Documents are Legal and Authorized. The execution and delivery by the Company of the Transaction Documents, and compliance by the Company with all of the provisions of the Amended Note Purchase Agreement and the Transaction Documents, are within the corporate powers of the Company.

          (b) Company Obligations are Enforceable. The Company has duly authorized the Transaction Documents by all necessary action on its part. This Agreement has been executed and delivered by one or more duly authorized officers of the Company, and each of this Agreement and the Amended Note Purchase Agreement constitutes, and, upon execution and delivery thereof, each of the 2001 Note and the 2001 Warrants will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii) subject to the availability of equitable remedies.

     5.4. No Conflicts.

     Neither the execution nor delivery of the Transaction Documents, nor fulfillment of nor compliance with the terms and provisions of the Amended Note Purchase Agreement and the Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

     5.5. Governmental Consent.

     Neither the execution and delivery of the Transaction Documents, nor the performance by the Company of its obligations under the Amended Note Purchase Agreement and the Transaction Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state Blue Sky authorities) on the part of the Company in connection with the execution and delivery of this Agreement or fulfillment of or compliance with the terms and provisions of the Amended Note Purchase Agreement or of the Transaction Documents.

     5.6. Full Disclosure.

     The Transaction Documents and the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the proposal and negotiation of the Amendments and Waivers, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated by the Amended Note Purchase Agreement and the Transaction Documents.

     5.7. Amendment of Bank Credit Agreement

      Attached hereto as Exhibit C is a copy of the Sixth Amendment to the Bank Credit Agreement (the "Sixth Amendment"), which has been duly executed and delivered by each of the parties thereto, is true, correct and complete, and (subject only to the effectiveness of this Agreement) is in full force and effect.

     5.8. No Defaults.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments and Waivers and the Sixth Amendment, would constitute a Default or an Event of Default.

6.   AMENDMENTS.

     6.1. Amendments to Existing Note Purchase Agreement and Existing
          Notes.

     Subject  to  paragraph 6.3, (a) the Existing  Note  Purchase
Agreement is hereby amended in the manner specified in Part 1 of Exhibit A to this Agreement and (b) the Existing Notes are hereby amended in the manner specified in Part 2 of Exhibit A.

     6.2. Accrued Capitalized Interest Amounts.

     The aggregate amount of unpaid interest that has accrued on the outstanding principal amount of each Existing Note from (and including) February 22, 2001 to (but excluding) the Amendment No. 4 Effective Date is hereby added to the outstanding principal amount of each such Existing Note. Schedule 6.2 attached hereto accurately reflects the outstanding principal amount of each Note as of the Amendment No. 4 Effective Date (and after giving effect to the preceding sentence).

     6.3. Effectiveness of Amendments and Waivers.

     The amendments and Waivers of the Existing Note Purchase Agreement and the Existing Notes contemplated by paragraph 3.2, paragraph 6.1, paragraph 6.2, and Exhibit A shall become effective only upon the satisfaction in full, on or prior to April 18, 2001, of the following conditions precedent (which date shall be referred to as the "Amendment No. 4 Effective Date"):

(a) the Company and you shall have executed and delivered a counterpart of this Agreement;

(b) the representations and warranties set forth in paragraph 5 shall be true and correct as of the Amendment No. 4 Effective
Date;

(c) each Restricted Subsidiary shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty, substantially in the form attached hereto as Exhibit B;

(d) the Company shall have paid you an amendment fee in the amount of $900,000, such fee to be paid by the Company by the delivery to you of the 2001 Note;

(e)  the Company shall have delivered to you the 2001 Warrants;

(f) the Company shall have authorized, by all necessary corporate action, the execution and delivery of each of the Transaction Documents and the performance of all obligations of, and the satisfaction of all closing conditions set forth in this paragraph 6 and the consummation of all transactions contemplated by this Agreement by, the Company;

(g) the Company shall have paid the fees and expenses of your special counsel as provided in paragraph 7;

(h) the Company shall have received the commitment of GTCR LP or its Affiliates, in the form attached hereto as Exhibit D, to purchase a junior subordinated note for the sum of, or provide an equity investment of, $2,000,000 in immediately available funds, payable not later than 10 days after the Amendment No. 4 Effective Date; and

(i) all proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to you and your special counsel, and you and your special counsel shall have received copies of such documents and papers as you or your special counsel may reasonably request in connection herewith, including any legal opinions of counsel to the Company in respect of the transactions contemplated hereunder.

     6.4. Condition Subsequent.

     It shall be an Event of Default, and this Agreement shall be retroactively ineffective to the date hereof, if the Company shall not have received within 10 days of the Amendment No. 4 Effective Date, net cash proceeds of not less than $2,000,000 constituting an investment of equity capital or debt subordinated to the Notes, in either case in form and substance reasonably satisfactory to you, from GTCR LP or its Affiliates.

7.   EXPENSES.

     Whether or not the Amendments and Waivers become effective, the Company will on the Amendment No. 4 Effective Date (or if an invoice is delivered subsequent to the Amendment No. 4 Effective Date or if the Amendments and Waivers do not become effective, promptly and in any event within 10 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of your special counsel (namely, Bingham Dana LLP, or its successors or assigns) incurred in connection with the preparation, negotiation and delivery of the Transaction Documents. Nothing in this paragraph 7 shall limit the Company's obligations under paragraph 14B of the Amended Note Purchase Agreement.

8.   MISCELLANEOUS.

     8.1. Part of Existing Note Purchase Agreement, Future References, etc.

     Except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement, the Existing Notes and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement, the Existing Notes and the other Financing Documents without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     8.2. Counterparts; Effectiveness.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

     8.3. Successors and Assigns.

     All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     8.4. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH,  AND  THE RIGHTS OF THE PARTIES SHALL BE GOVERNED  BY,  THE
INTERNAL LAWS OF THE STATE OF NEW YORK.


   [Remainder of page intentionally left blank.  Next page is signature page.]



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     If  you  are  in  agreement with the  foregoing,  please  so indicate by signing the agreement below on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                   Very truly yours,

                                   U.S. AGGREGATES, INC.

                                   By: /s/ Morris L. Bishop, Jr.
                                     ___________________________
                                   Name: Morris L. Bishop, Jr.
                                   Title: President


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA


By: /s/ Thomas E. Luther
   _____________________
Name: Thomas E. Luther
Title: Vice President

                                                        EXHIBIT A

                                                           PART 1

         AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT


1. The penultimate sentence of paragraph 3(i) is hereby amended and restated in its entirety to read as follows:

     The term "Notes" as used herein shall include the 1996 Notes, the 1998 Notes and the 2001 Note.

2. The following new sentence is hereby added as the third sentence in the introductory paragraph of paragraph 6 of the Existing Note Purchase Agreement:

     The unpaid principal amount of the 2001 Note is due on April
18, 2002.

3. Subparagraphs (i) to (iii), inclusive, of Paragraph 6A of the Existing Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

          (i) 1996 Notes. Until the 1996 Notes shall be paid in full, the Company shall apply to the prepayment of the 1996 Notes, without premium, the sum of Six Million Dollars ($6,000,000) on November 22 in each of the years 2003 to 2005, inclusive, and such principal amounts of the 1996 Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. In addition, on the first anniversary of the Amendment No. 4 Effective Date, the Company shall prepay an amount equal to the result of (a) all Capitalized Interest Amounts (as defined in the 1996 Notes) added to the principal amount of the 1996 Notes during the period commencing on the Amendment No. 4 Effective Date and ending on (and including) the first anniversary thereof minus (b) an amount equal to 2% per annum on the outstanding principal amount of the 1996 Notes during such period, the amount of such prepayment to be made together with interest thereon to such date, but without premium. The remaining principal amount of the 1996 Notes, together with interest accrued thereon, shall become due on the maturity date of the 1996 Notes.

          (ii) 1998 Notes. Until the 1998 Notes shall be paid in full, the Company shall apply to the prepayment of the 1998 Notes, without premium, the sum of Four Million Five Hundred Thousand Dollars ($4,500,000) on November 22, 2006 and
     November 22, 2007, and such principal amounts of the 1998 Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. In addition, on the first anniversary of the Amendment No. 4 Effective Date, the Company shall prepay an amount equal to the result of (a) all Capitalized Interest Amounts (as defined in the 1998 Notes) added to the principal amount of the 1998 Notes during the period commencing on the Amendment No. 4 Effective Date and ending on (and including) the first anniversary thereof minus (b) an amount equal to 2% per annum on the outstanding principal amount of the 1998 Notes during such period, the amount of such prepayment to be made together with interest thereon to such date, but without premium. The remaining principal amount of the 1998 Notes, together with interest accrued thereon, shall become due on the maturity date of the 1998 Notes.

          (iii) 2001  Note.   The entire  principal  amount,
     together with all Capitalized Interest Amounts (as defined in the 2001 Note) shall be due and payable on the maturity date of the 2001 Note.

4. Clause (iii) of paragraph 7A (such paragraph generally requiring the delivery of information to the Purchaser) is hereby amended and restated in its entirety to read as follows:

          (iii) concurrently with distribution thereof to the Agent or any Bank, a copy of each certificate or report (together with all attachments thereto) delivered pursuant to the Bank Credit Agreement (or any agreement replacing the Bank Credit Agreement), including, without limitation, pursuant to Section 10.1.13 and Section 10.1.15 thereof;

5. Each of paragraphs 8E ("Restricted Payments"), 8F ("Debt Restrictions"), 8G ("Liens"), 8H ("Mergers and Consolidations"), 8K ("Restricted Investments"), 8M ("Transactions with Affiliates"), 8N ("Capital Expenditures") and 8M ("Minimum EBITDA"; paragraph 8M being intended to be paragraph 8O and being inadvertently numbered incorrectly) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

               8E.   Restricted Payments.  The  Company
          will  not  and will not permit any Restricted
          Subsidiary to,

                    (i)   declare  or pay any  dividend
               (other   than   stock   dividends)    or
               distribution  on  any  of  its   capital
               stock,

                    (ii) purchase or redeem any capital
               stock  of  the Company or any Restricted
               Subsidiary (or any warrants, options or other rights in respect thereof),

                    (iii)         make    any     other
               distribution  to  shareholders  of   the
               Company or any Restricted Subsidiary,

                    (iv)  prepay, purchase, defease  or
               redeem any Debt subordinate to the Notes
               (including, without limitation, the GTCR
               Subordinated Debt), or

                    (v)    set aside funds for any of the
               foregoing;

          provided that any Restricted Subsidiary may declare and pay dividends, or make other distributions, to the Company or to another
          Restricted Subsidiary of the Company (but not to any other Person).

               8F.   Debt  Restrictions.   The  Company
          will  not, and will not permit any Restricted
          Subsidiary to, at any time, directly or indirectly create, incur, assume, guarantee or otherwise become liable with respect to, any Debt (including, without limitation, any extension, renewal or refunding of Debt) except the Notes and:

                    (i)    Debt   of   a   Restricted
               Subsidiary owing to the Company  or  any
               other Restricted Subsidiary and Debt  of
               the   Company  owing  to  a   Restricted
               Subsidiary;

                    (ii)   Debt of the Company or  such
               Restricted  Subsidiary existing  on  the
               Closing Date and described on Annex 3;

                    (iii)  Debt  under  the  Bank
               Credit  Agreement and Guaranties thereof
               and   of   the   Notes   by   Restricted
               Subsidiaries;

                    (iv)   the GTCR Subordinated Debt;

                    (v)    Capitalized Lease Obligations
               in  an  amount  not in  excess  of  Five
               Million  Dollars  ($5,000,000)  in   the
               aggregate outstanding at such time;

                    (vi)   additional Debt of the Company
               or  any  Restricted Subsidiary  incurred
               prior  to  the Amendment No. 4 Effective
               Date  and not otherwise permitted  under
               this   paragraph   8F,   provided   that
               immediately after giving effect  thereto
               and  to  the application of the proceeds
               thereof,  no  Default  (other   than   a
               Default   under  paragraph   9A(vi)   or
               paragraph 9A(xiii)) or Event of Default existed; and

                    (vii)  additional Debt  of  the
               Company or any Restricted Subsidiary not
               otherwise permitted under this paragraph
               8F,  provided  that  (a)  such  Debt  is
               incurred  after  the  Amendment  No.   4
               Effective  Date,  (b) immediately  after
               giving   effect  thereto  and   to   the
               application of the proceeds thereof,  no
               Default  (other  than  a  Default  under
               paragraph  9A(vi) or paragraph 9A(xiii))
               or  Event  of Default shall  exist,  (c)
               such  Debt  shall not mature before  the
               first anniversary of the Amendment No. 4
               Effective  Date,  and  (d)  no  interest
               shall  be  payable thereon  in  cash  or
               other tangible Property before the first
               anniversary  of  the  Amendment  No.   4
               Effective Date.

               8G.   Liens.  The Company will not,  and
          will not permit any Restricted Subsidiary to, create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:

                    (i)   Liens  for  taxes  or  other
               governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                    (ii)  Liens arising in the ordinary
               course of business (such as (a) Liens of
               carriers,  warehousemen,  mechanics  and
               materialmen  and  other  similar   Liens
               imposed by law and (B) Liens incurred in
               connection  with workers'  compensation,
               unemployment  compensation   and   other
               types   of  social  security  (excluding
               Liens   arising  under   ERISA)  or   in
               connection with surety and appeal bonds,
               bids,   performance  bonds  and  similar
               obligations)  for sums  not  overdue  or
               being   contested  in  good   faith   by
               appropriate    proceedings    and    not
               involving  any deposits or  advances  or
               borrowed  money or the deferred purchase
               price  of Property or services, and,  in
               each   case,  for  which  it   maintains
               adequate reserves;

                    (iii) (a)   Liens existing  on
                    the  Closing Date and described  in
                    Item  10.9  of Schedule II  of  the
                    Bank Credit Agreement, as in effect
                    on the date hereof, and

                          (b)   Liens securing Senior Debt;

                    (iv)  Liens  arising in  connection
               with   Capital  Leases  (to  the  extent
               permitted hereunder);

                    (v)   any  Lien  existing  on  the
               Amendment No. 4 Effective Date that arose in connection with the acquisition of Property, provided that the aggregate amount of all Debt secured by such Liens shall not exceed Seven Million Dollars
               ($7,000,000);

                    (vi)  attachments,  judgments   and
               other   similar  Liens,  for  sums   not
               exceeding   One  Million  Five   Hundred
               Thousand  Dollars ($1,500,000),  arising
               in  connection  with court  proceedings,
               provided   the   execution   or    other
               enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                    (vii) other Liens incidental to
               the conduct of the business of the Company or a Restricted Subsidiary or the ownership of its Property, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

                    (viii) building  restrictions,
               zoning  laws  and other statutes,  laws,
               rules,   regulations,   ordinances   and
               restrictions,    and   any    amendments
               thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction;

                    (ix)  any  interest or title  of  a
               lessor or secured by a lessor's interest under any lease (other than a Capital
               Lease);

                    (x)   any  Lien  existing  on  the
               Amendment  No.  4  Effective   Date   in
               connection with Permitted Acquisitions provided that such acquisitions were completed on or before the Amendment No.
               4 Effective Date; and

                    (xi)  other Liens existing  on  the
               Amendment No. 4 Effective Date  securing
               obligations  not at any  time  exceeding
               $3,000,000    provided     that     such
               obligations were incurred on or before the Amendment No. 4 Effective Date.

               8H.   Mergers  and Consolidations.   The
          Company will not, and will not permit any of its Restricted Subsidiaries to, merge or consolidate with or into any other Person except:

                    (i)   any Restricted Subsidiary may
               merge  or  consolidate with or into  the
               Company,  provided that the  Company  is
               the  continuing or surviving corporation
               and    immediately   prior    to,    and
               immediately after giving effect to, such transaction, no Default or Event of Default would exist; and

                    (ii)  any  wholly-owned  Restricted
               Subsidiary may merge or consolidate with or into another wholly-owned Restricted
               Subsidiary, provided that immediately prior to, and immediately after giving effect to, such transaction, no Default or Event of Default would exist.

               8K.     Restricted   Investments.    The
          Company  will  not, and will not  permit  any
          Restricted  Subsidiary  to,  at   any   time,
          directly  or indirectly, make any  Restricted
          Investment;  provided,  however,   that   the
          Company  and its Restricted Subsidiaries  may
          make  Investments of the types  described  in
          clauses (i) through (xiii), inclusive, of the
          definition   of   "Restricted   Investments,"
          subject to the limitations set forth therein.
          Each   Person  which  becomes  a   Restricted
          Subsidiary  after the Closing  Date  will  be
          deemed  to have made, on the date such Person
          becomes   a   Restricted   Subsidiary,    all
          Restricted  Investments  of  such  Person  in
          existence  on  such  date  for  purposes   of
          determining  compliance with  this  paragraph
          8K.

               8M.    Transactions   with   Affiliates.
          Neither   the  Company  nor  any   Restricted
          Subsidiary shall, directly or indirectly, enter into any transaction or series of transactions, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate thereof except for any transaction or series of transactions which is or are

                    (i)   in the ordinary course of and
               pursuant to the reasonable requirements of the Company's or such Restricted
               Subsidiary's business, and

                    (ii)  in  the  aggregate  for  such
               transaction  or  series of  transactions
               upon  fair and reasonable terms no  less
               favorable   to  the  Company   or   such
               Restricted Subsidiary than would obtain in a comparable arm's-length transaction or series of transactions with a Person not an Affiliate thereof.

          Payments to GTCR, Inc. in accordance with the
          management agreement between GTCR,  Inc.  and
          the   Company  shall  be  deemed  to  be   in
          compliance  with this paragraph 8M,  provided
          that  the aggregate amount paid to GTCR, Inc.
          pursuant  thereto, together  with  all  other
          payments  made by the Company or any  of  its
          Subsidiaries to GTCR, Inc., GTCR LP,  or  any
          of  their  respective Affiliates (other  than
          the  Company, its Restricted Subsidiaries and
          Persons  in which GTCR, Inc. or GTCR  LP  has
          made  an  investment for portfolio purposes),
          or  any  officer,  director,  shareholder  or
          other  equity  owner, employee,  manager,  or
          agent  of GTCR, Inc., GTCR LP or any of  such
          Affiliates,  during any fiscal  year  of  the
          Company  does not exceed One Hundred Seventy-
          Five  Thousand Dollars ($175,000) plus actual
          out-of-pocket   expenses  related   to   such
          services.

                8N.  Capital Expenditures.  The Company
          will not permit during any fiscal year of the
          Company Consolidated Capital Expenditures  to
          exceed the Maximum Capital Expenditure Amount
          for  such fiscal year.  For purposes of  this
          paragraph  8N,  "Maximum Capital  Expenditure
          Amount" means (x) with respect to fiscal year
          2001,  $16,500,000 (less amounts attributable
          to  assets sold or disposed of by the Company
          and  its Subsidiaries as shown on the Capital
          Expenditure   Schedule   delivered   to   the
          Purchaser by the Company on the Amendment No.
          4 Effective Date) and (y) with respect to any
          succeeding   fiscal  year  of  the   Company,
          $11,000,000.

               8O.   Minimum EBITDA.  The Company  will
          not permit EBITDA for the period April 1, 2001 through any date set forth below to be less than the amount set forth below opposite such date:

          Date                              EBITDA
                                            Amount

          Three month period ending  June   $4,950,000
          30, 2001
          Six    month   period    ending   $11,250,000
          September 30, 2001
          Nine    month   period   ending   $13,950,000
          December 31, 2001
          Twelve   month  period   ending   $14,850,000
          March 31, 2002

6.    Paragraphs  12A  and  12B  of the  Existing  Note  Purchase
Agreement are hereby amended and restated in their entirety to read as follows:

          12A. Subordination - General.  Each holder of
     the  Notes and the Company covenant and agree that
     the   Debt   evidenced  by  the  Notes,  including
     principal, Yield-Maintenance Amount, if  any,  and
     interest,   and  expenses  payable   pursuant   to
     paragraph 14B, shall be subordinate and junior in right of payment to the extent set forth in subparagraphs (i) to (v), below, to all Senior
     Debt.

               (i)  If the Company shall default in the
          payment of any principal of or interest on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been remedied by payment in full in cash or waived, no holder of the Notes shall accept or receive any direct or indirect payment for or on account of principal of, or Yield-Maintenance
          Amount, if any, or interest on, the Notes.

               (ii)  In  the  event of any  insolvency,
          bankruptcy,  liquidation,  reorganization  or
          other    similar    proceedings,    or    any
          receivership   proceedings   in    connection
          therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full in cash before any payment is made by the Company for or on account of principal of, or Yield-Maintenance Amount, if any, or interest on, the Notes.

               (iii) During the existence of any default described in subparagraph (i) above or any proceeding referred to in subparagraph (ii) above, any payment or distribution of any kind or character, whether in cash, Property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes, shall be paid or delivered directly to the Agent (or, if the Bank Credit Agreement is no longer in effect, to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full in cash, provided, however, that no such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided herein to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

               (iv) No holder of the Notes shall accept or receive any direct or indirect payment by set-off or otherwise, for or on account of the Notes (unless it shall comply with paragraph 12A(v)),

                    (a)    during   the   period   (the
               "Initial Stand-Still Period") commencing on the Amendment No. 4 Effective Date to, but excluding, the first anniversary of such date, or

                    (b) during a period subsequent to the Initial Stand-Still Period (a "Subsequent Stand-Still
               Period" and, together with the Initial Stand-Still
               Period, a "Stand-Still Period") commencing on the date of receipt by the Company and the Significant Holders of a Stand-Still Notice, and ending on the earliest of

                         (I)   the  date  the  relevant
                    Subordination  Event   of   Default
                    shall have been cured or waived  in
                    writing by the requisite holders of
                    the Senior Debt,

                         (II) the date such Stand-Still
                    Period  shall have been  terminated
                    by  written  notice to the  Company
                    from  the requisite holders of  the
                    Senior Debt, and

                         (III)     the date ninety (90)
                    days  from  the date of receipt  of
                    the applicable Stand-Still Notice.

          Notwithstanding the foregoing, (x) during the
          period   from   and   including   the   first
          anniversary of the Amendment No. 4  Effective
          Date to, but excluding, the same date of  the
          sixth    calendar   month   following    such
          anniversary, no Stand-Still Period shall be in effect, (y) during any three hundred sixty-five (365) day period, the aggregate number of days during which a Subsequent Stand-Still
          Period may be in effect shall not exceed one hundred eighty (180) days, and (z) in the case of any payment for or on account of any Note which would (in the absence of the foregoing clause (a) or the delivery of any such Stand-Still Notice, as the case may be) have been due and payable on any date during any Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such payment from being made on or after the date immediately following the last day of such Stand-Still Period unless another Stand-Still
          Period shall then be in effect.

                (v)  If any payment or distribution  of
          any character, whether in cash, Securities or
          other  Property,  shall be  received  by  any
          holder  of Notes in contravention of  any  of
          the  terms  herein and before all the  Senior
          Debt  shall have been paid in full  in  cash,
          such   payment  or  distribution   shall   be
          received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or transferred to the Agent (or, if the Bank
          Credit Agreement is no longer in effect, to the holders of Senior Debt).

          12B. Limitation on Remedies. So long as any Senior Debt remains outstanding, no holder of Notes may

               (i) declare or join in the declaration of the Notes to be due and payable or otherwise accelerate the maturity of the principal of the Notes, accrued interest thereon or other amounts due in respect thereof, or

               (ii) commence any administrative, legal or equitable action against the Company, including filing or joining in the filing of any insolvency petition against the Company,

     prior to the earlier of

               (x) the fifteenth (15th) day after the date upon which any holder of the Notes shall have given written notice to the holders of Senior Debt (or the Agent) of their intention to take such action, or

               (y)  the acceleration of any Senior Debt;

     provided, however, that no holder of any Notes may
     take  any action described in clause (i) or clause
     (ii)  of  this paragraph 12B during the first  six
     months of the Initial Stand-Still Period (but  may
     take such action at any time thereafter during the
     Initial  Stand-Still Period upon  the  earlier  to
     occur  of the times specified in clauses  (x)  and
     (y)   of  this  paragraph  12B),  or  during   any
     Subsequent Stand-Still Period, so long as, in either case, the Senior Debt shall not have been accelerated during any such Stand-Still Period.

7.    The  following  portions of the definition  of  "Restricted
Investment"  in  Paragraph  13B of  the  Existing  Note  Purchase
Agreement are hereby deleted:

          (a)   In  clause  (vi)  of  such  definition,
     clause (b) is amended and restated in its entirety to read as follows:

          (b)  to finance the purchase of stock of  the
          Company  or any Restricted Subsidiary  in  an
          amount not in excess (in addition to any such
          loans  and  advances permitted  under  clause
          (i))  of One Million Dollars ($1,000,000)  in
          the  aggregate to the extent, but only to the
          extent,   such   loans   or   advances   were
          outstanding on the Amendment No. 4  Effective
          Date;

          (b)  In clause (xi) of such definition, there
     is  hereby  deleted  "Permitted Acquisitions"  and
     there   is  substituted  therefor  "[intentionally
     omitted]".

8. The following definitions are hereby added to Paragraph 13B of the Existing Note Purchase Agreement in their respective alphabetical order thereof to read as follows:

          "Amendment No. 4" means Amendment No. 4 to this Agreement dated as of April 18, 2001 between the Company and the Purchaser.

          "Amendment No. 4 Effective Date" has the meaning ascribed to it in Amendment No. 4.

          "GTCR  Subordinated  Debt"  means  the   debt
     junior to the Notes contemplated by the commitment letter of GTCR LP and its Affiliates to the Company in the form attached as Exhibit D to Amendment No. 4.

          "2001 Note" has the meaning ascribed to it in Amendment
     No. 4.

          "2001 Warrants" has the meaning assigned to it in Amendment No. 4.

9. The Existing Note Purchase Agreement is amended by deleting therefrom the current forms of Exhibit A1 and Exhibit A2 thereto and replacing them with Exhibit A1 and Exhibit A2, respectively, attached hereto.

10. The Existing Note Purchase Agreement is amended by adding a new Exhibit A3, attached hereto.

                                                        EXHIBIT A

                                                           PART 2

                       AMENDMENTS TO NOTES

1. The 1996 Notes outstanding on the Amendment No. 4 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A1 attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any 1996 Note issued on or after the Amendment No. 4 Effective Date shall be in the form of Exhibit A1 attached hereto.

2. The 1998 Notes outstanding on the Amendment No. 4 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A2 attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any 1998 Note issued on or after the Amendment No. 4 Effective Date shall be in the form of Exhibit A2 attached hereto.

3.    The 2001 Note is hereby added as a new note to the Existing
  Note Purchase Agreement and shall have the terms provided in Exhibit A3 attached hereto.

                                                       EXHIBIT A1

         [FORM OF SENIOR SUBORDINATED NOTE - 1996 NOTE]

                      U.S. AGGREGATES, INC.

         Senior Subordinated Note Due November 22, 2006

No. S-___                                        PPN: 90345@ AA 1
$________                                                  [Date]

     U.S. AGGREGATES, INC., a Delaware corporation (together with its successors, the "Company"), for value received, hereby promises to pay to ___________ or registered assigns the principal sum of ____________ DOLLARS ($________), together with all Capitalized Interest Amounts (as hereinafter defined), or, if less, the unpaid principal amount of this Note, on November 22, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note until the principal amount hereof shall become due and payable, at the rate of (i) at all times prior to but excluding September 29, 2000, ten and thirty-four one- hundredths percent (10.34%) per annum, (ii) at all times from and including September 29, 2000 to (but excluding) the Amendment No. 4 Effective Date, fourteen percent (14%) per annum (payable to the extent of up to 2% per annum by adding interest not paid in cash to the principal amount of this Note), and (iii) at all times from and including the Amendment No. 4 Effective Date, sixteen percent (16%) per annum, payable quarterly on the twenty-second (22nd) day of February, May, August and November (each an "Interest Payment Date") in each year, commencing on the first Interest Payment Date occurring after the date of this Note, and to pay on demand interest on any overdue principal (including any overdue prepayment), any overdue payment of Yield-Maintenance Amount, if any, or (to the extent permitted by applicable law) any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period) and, if an Event of Default under the Note Agreement shall have occurred and be continuing, on the entire outstanding principal amount hereof, at the rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) eighteen percent (18%), or (ii) two percent (2%) over the rate of interest publicly announced by Morgan Guaranty Trust Company in New York City from time to time as its prime rate.

     On any Interest Payment Date on or after the Amendment No. 4
Effective Date through (but excluding) the first anniversary thereof, in lieu of making the entire interest payment on this
Note in cash, the Company may, at its option:

          (a) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date; and

          (b)   add  to the outstanding principal amount of  such
     Notes  on  such  Interest Payment Date the portion  of  such interest which is not paid in cash pursuant to the immediately preceding clause (a) (each such addition with respect to this Note, and each addition pursuant to the next succeeding paragraph, a "Capitalized Interest Amount").

      On any Interest Payment Date on or after the first anniversary of the Amendment No. 4 Effective Date, in lieu of making the entire interest payment on this Note in cash, the Company shall pay on such Interest Payment Date, in cash, that portion of the interest accrued on the outstanding principal amount of such Note to such Interest Payment Date as would have accrued at the rate of fourteen percent (14.00%) per annum; and, at the Company's option, both

          (x) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date as would have accrued at the rate of two percent (2%) per annum; and

          (y) add, as a Capitalized Interest Amount, to the outstanding principal amount of such Notes on such Interest Payment Date the portion of such interest as would have accrued at the rate of two percent (2%) per annum which is not paid in cash pursuant to the immediately preceding clause (x).

Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of this Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of this Note, in accordance with this Note. Notwithstanding anything herein to the contrary, all interest due and payable on the date that the entire then outstanding principal amount of this Note becomes due and payable, whether on the maturity date hereof, by acceleration or otherwise, shall be due and payable in full in cash on such date. All Capitalized Interest Amounts will for all purposes of this Note and the Note Agreement constitute outstanding principal on this Note.

     Payments of principal, Yield-Maintenance Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement.

      This Note is one of an issue of Senior Subordinated Notes due November 22, 2006 issued in an original aggregate principal amount of Thirty Million Dollars ($30,000,000) (which amount may be increased by any Capitalized Interest Amounts) pursuant to the Amended and Restated Note and Warrant Purchase Agreement (as
amended and as may be further amended from time to time, the "Note Agreement"), dated as of June 5, 1998, between the Company and The Prudential Insurance Company of America. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

      As provided in the Note Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Note Agreement.

      This Note is a registered note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement and the holder hereof, by acceptance hereof, agrees to be bound by the subordination provisions in the Note Agreement.

     THIS NOTE IS GIVEN IN SUBSTITUTION AND WITHOUT NOVATION OF A
PROMISSORY  NOTE  DATED  NOVEMBER 21, 1996  AND  ISSUED  BY  U.S.
AGGREGATES, INC.

      THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL
BE  CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL  LAWS
OF THE STATE OF NEW YORK.


                                   U.S. AGGREGATES, INC.



                                   By:
                                   Name:
                                   Title:

                                                       EXHIBIT A2

         [FORM OF SENIOR SUBORDINATED NOTE - 1998 NOTE]

                      U.S. AGGREGATES, INC.

         Senior Subordinated Note Due November 22, 2008

No. S-___                                        PPN: 90345@ AB 9
$________                                                  [Date]

     U.S. AGGREGATES, INC., a Delaware corporation (together with its successors, the "Company"), for value received, hereby promises to pay to ___________ or registered assigns the principal sum of ____________ DOLLARS ($________), together with all Capitalized Interest Amounts (as hereinafter defined), or, if less, the unpaid principal amount of this Note, on November 22, 2008, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note until the principal amount hereof shall become due and payable, at the rate of (i) at all times prior to but excluding September 29, 2000, ten and nine hundredths percent (10.09%) per annum, (ii) at all times from and including September 29, 2000 to (but excluding) the Amendment No. 4 Effective Date, fourteen percent (14%) per annum (payable to the extent of up to 2% per annum by adding interest not paid in cash to the principal amount of this Note) and (iii) at all times from and including the Amendment No. 4 Effective Date, sixteen percent (16%) per annum, payable quarterly on the twenty-second
(22nd) day of February, May, August and November (each an "Interest Payment Date") in each year, commencing on the first Interest Payment Date occurring after the date of this Note, and to pay on demand interest on any overdue principal (including any overdue prepayment), any overdue payment of Yield-Maintenance Amount, if any, and (to the extent permitted by applicable law) any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period) and, if an Event of Default under the Note Agreement shall have occurred and be continuing, on the entire outstanding principal amount hereof, at the rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) eighteen percent (18%), or (ii) two percent (2%) over the rate of interest publicly announced by Morgan Guaranty Trust Company in New York City from time to time as its prime rate.

     On any Interest Payment Date on or after the Amendment No. 4
Effective Date through (but excluding) the first anniversary thereof, in lieu of making the entire interest payment on this
Note in cash, the Company may, at its option:

          (a) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date; and

          (b)   add  to the outstanding principal amount of  such
     Notes  on  such  Interest Payment Date the portion  of  such interest which is not paid in cash pursuant to the immediately preceding clause (a) (each such addition with respect to this Note, and each addition pursuant to the next succeeding paragraph, a "Capitalized Interest Amount").

      On any Interest Payment Date on or after the first anniversary of the Amendment No. 4, in lieu of making the entire interest payment on this Note in cash, the Company shall pay on such Interest Payment Date, in cash, that portion of the interest accrued on the outstanding principal amount of such Note to such Interest Payment Date as would have accrued at the rate of fourteen percent (14.00%) per annum; and, at the Company's option, both

          (x) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date as would have accrued at the rate of two percent (2%) per annum; and

          (y) add, as a Capitalized Interest Amount, to the outstanding principal amount of such Notes on such Interest Payment Date the portion of such interest as would have accrued at the rate of two percent (2%) per annum which is not paid in cash pursuant to the immediately preceding clause (x).

Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of this Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of this Note, in accordance with this Note. Notwithstanding anything herein to the contrary, all interest due and payable on the date that the entire then outstanding principal amount of this Note becomes due and payable, whether on the maturity date hereof, by acceleration or otherwise, shall be due and payable in full in cash on such date. All Capitalized Interest Amounts will for all purposes of this Note and the Note Agreement referred to below constitute outstanding principal on this Note.

     Payments of principal, Yield-Maintenance Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement.

      This Note is one of an issue of Senior Subordinated Notes due November 22, 2008 issued in an original aggregate principal amount of Fifteen Million Dollars ($15,000,000) (which amount may be increased by any Capitalized Interest Amounts) pursuant to the Amended and Restated Note and Warrant Purchase Agreement (as
amended and as may be further amended from time to time, the "Note Agreement"), dated as of June 5, 1998, between the Company and The Prudential Insurance Company of America. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

      As provided in the Note Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Note Agreement.

      This Note is a registered note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement and the holder hereof, by acceptance hereof, agrees to be bound by the subordination provisions in the Note Agreement.

     THIS NOTE IS GIVEN IN SUBSTITUTION AND WITHOUT NOVATION OF A
PROMISSORY NOTE DATED JUNE 5, 1998 AND ISSUED BY U.S. AGGREGATES,
INC.

      THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL
BE  CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL  LAWS
OF THE STATE OF NEW YORK.


                                   U.S. AGGREGATES, INC.



                                   By:
                                   Name:
                                   Title:

                                                       EXHIBIT A3

         [FORM OF SENIOR SUBORDINATED NOTE - 2001 NOTE]

                      U.S. AGGREGATES, INC.

           Senior Subordinated Note Due April 18, 2002

No. RC-___                                       PPN: 90345@ AC 7
$________                                                  [Date]

     U.S. AGGREGATES, INC., a Delaware corporation (together with its successors, the "Company"), for value received, hereby promises to pay to ___________ or registered assigns the principal sum of ____________ DOLLARS ($________), together with all Capitalized Interest Amounts (as hereinafter defined), or, if less, the unpaid principal amount of this Note, on April 18, 2002, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note until the principal amount hereof shall become due and payable, at the rate of sixteen percent (16%) per annum, payable quarterly on the twenty-second
(22nd) day of February, May, August and November (each an "Interest Payment Date") in each year, commencing on the first Interest Payment Date occurring after the date of this Note, and at maturity, and to pay on demand interest on any overdue principal (including any overdue prepayment), any overdue payment of Yield-Maintenance Amount, if any, or (to the extent permitted by applicable law) any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), and, if an Event of Default under the Note Agreement shall have occurred and be continuing, on the entire outstanding principal amount hereof, at the rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) eighteen percent (18%), or (ii) two percent (2%) over the rate of interest publicly announced by Morgan Guaranty Trust Company in New York City from time to time as its prime rate.

      On any Interest Payment Date occurring on or after the date hereof through (but excluding) the maturity date hereof, in lieu of making the entire interest payment on this Note in cash, the Company may, at its option:

          (a) pay on such Interest Payment Date, in cash, none, any part or all of the interest accrued on such principal to such Interest Payment Date; and

          (b)   add  to the outstanding principal amount of  such
     Notes  on  such  Interest Payment Date the portion  of  such interest which is not paid in cash pursuant to the immediately preceding clause (a) (each such addition with respect to this Note, a "Capitalized Interest Amount").

      Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of this Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of this Note, in accordance with this Note. Notwithstanding anything herein to the contrary, all interest due and payable on the date that the entire then outstanding principal amount of this Note becomes due and payable, whether on the maturity date hereof, by acceleration or otherwise, shall be due and payable in full in cash on such date. All Capitalized Interest Amounts will for all purposes of this Note and the Note Agreement constitute outstanding principal on this Note.

     Payments of principal, Yield-Maintenance Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement.

      This Note is one of an issue of Senior Subordinated Notes due April 18, 2002 issued in an original aggregate principal amount of Nine Hundred Thousand Dollars ($900,000) (which amount may be increased by any Capitalized Interest Amounts) pursuant to Amendment No. 4, dated as of the Amendment No. 4 Effective Date, to the Amended and Restated Note and Warrant Purchase Agreement (as amended and as may be further amended from time to time, the "Note Agreement"), dated as of June 5, 1998, between the Company and The Prudential Insurance Company of America. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

      As provided in the Note Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Note Agreement.

      This Note is a registered note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement and the holder hereof, by acceptance hereof, agrees to be bound by the subordination provisions in the Note Agreement.

      THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL
BE  CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL  LAWS
OF THE STATE OF NEW YORK.


                                   U.S. AGGREGATES, INC.



                                   By:
                                   Name:
                                   Title:

                                                        EXHIBIT B

                   [FORM OF GUARANTOR CONSENT]

Dated:  As of April 18, 2001

     Reference is made to that certain Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998 (the
"Note Purchase Agreement"), between U.S. Aggregates, Inc. (the "Company") and The Prudential Insurance Company of America (the "Noteholder"), pursuant to which $30,000,000 principal amount of Senior Subordinated Notes due November 22, 2006 and $15,000,000 principal amount of Senior Subordinated Notes due November 22, 2008 (together with the 2001 Note (as defined in the Amended Note Purchase Agreement), the "Notes") of the Company have been issued to the Noteholder and are currently outstanding. Capitalized terms used herein and defined in the Amended Note Purchase Agreement (as defined below) are used herein with the meanings ascribed to them in the Amended Note Purchase Agreement. The Note Purchase Agreement was amended pursuant to the terms of (i) an Amendment No. 1 to the Amended and Restated Note and Warrant Purchase Agreement dated as of April 14, 1999; (ii) an Amendment No. 2 to the Amended and Restated Note and Warrant Purchase Agreement dated as of August 12, 1999; and (iii) an Amendment No. 3 to the Amended and Restated Note and Warrant Purchase Agreement dated as of September 29, 2000 (as in effect immediately prior to giving effect to the amendments provided for in Amendment No. 4 to the Amended and Restated Note and Warrant Purchase Agreement, the "Existing Note Purchase Agreement" and, as amended pursuant to Amendment No. 4 to the Amended and Restated Note and Warrant Purchase Agreement and as may be further amended, restated or otherwise modified from time to time, the "Amended Note Purchase Agreement"). The Existing Note Purchase Agreement and the Notes are being amended pursuant to the terms of Amendment No. 4 to the Note Purchase Agreement dated as of April 18, 2001 (the "Fourth Amendment Agreement").

     Each of the undersigned Restricted Subsidiaries (each, a "Guarantor") is a party to the Subsidiary Guaranty entered into in connection with the execution and delivery of the Note Purchase Agreement and the issuance and sale of the Notes. Each Guarantor hereby consents to the Fourth Amendment Agreement and acknowledges and affirms all of its obligations under the terms of the Subsidiary Guaranty, and specifically agrees that the Subsidiary Guaranty applies to the 2001 Note and that all amounts owing in respect of the 2001 Note are "Guaranteed Obligations" (as such term is defined in the Subsidiary Guaranty).

   [Remainder of page intentionally left blank.  Next page is signature page.]



     IN WITNESS WHEREOF, each Guarantor has caused this Guarantor
Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.


                                 SRM HOLDINGS CORP.



                                 By
                                 Name:     Morris  L.  Bishop,Jr.
                                 Title:    Vice President


                                 SRM AGGREGATES, INC.



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 WESTERN AGGREGATES
                                 HOLDING CORP.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 WESTERN ROCK PRODUCTS
                                 CORPORATION



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President



                                 COX ROCK PRODUCTS,
                                 INCORPORATED



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 COX TRANSPORT CORPORATION



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 JENSEN CONSTRUCTION &
                                 DEVELOPMENT, INC.



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President


                                 SANDIA CONSTRUCTION, INC.



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    Vice President


                                 NEVADA AGGREGATES, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    President


                                 MOHAVE CONCRETE AND
                                 MATERIALS, INC. (NEVADA)



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President


                                 MOHAVE CONCRETE AND
                                 MATERIALS, INC. (ARIZONA)



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President


                                 A-BLOCK COMPANY, INC.
                                 (ARIZONA)



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President


                                 A-BLOCK COMPANY, INC.
                                 (CALIFORNIA)



                                 By
                                 Name:     Darrell G. Whitney
                                 Title:    President


                                 VALLEY ASPHALT, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President

                                 DEKALB STONE, INC.



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 GEODYNE   BECK  ROCK   PRODUCTS,
                                 INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 WESTERN AGGREGATES, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 EAGLE VALLEY MATERIALS, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    President


                                 MULBERRY ROCK CORPORATION



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 BHY READY MIX, INC.



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 BRADLEY STONE & SAND, INC.



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 TRI-STATE TESTING
                                 LABORATORIES, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President


                                 GROVE MATERIALS CORPORATION



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 BAMA CRUSHED CORPORATION



                                 By
                                 Name:     Clifford S. Reed, Jr.
                                 Title:    President


                                 MONROC, INC.



                                 By
                                 Name:     Morris L. Bishop, Jr.
                                 Title:    Vice President

                                                        EXHIBIT C

             [COPY OF EXECUTED SIXTH BANK AMENDMENT]

                                                        EXHIBIT D

                    [COPY OF GTCR COMMITMENT]

                                                     SCHEDULE 6.2


Outstanding  Principal Amounts of Existing Notes as of  Amendment
No. 4 Effective Date


Note/Series  Purchaser                          New Principal Amount

R-1/1996     The  Prudential Insurance Company  $30,820,291.82
             of America
S-1/1998     The  Prudential Insurance Company  $15,410,145.91
             of America